U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 21, 2006

Summit Environmental Corporation, Inc.
(Exact name of registrant as specified in its charter)

Texas (state of incorporation)	333-48659 (Commission File Number)	73-1537206 (IRS Employer I.D. Number)

210 South Green
Longview, TX 75601
800-522-7841
____________________________________________________
(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Resignation of Chief Executive Officer

On November 21, 2006, Keith Parker resigned as chief executive officer of Summit Environmental Corporation, citing poor health as the reason for the resignation.

(c) Appointment of new Chief Executive Officer

On November 21, 2006, Doug Cox was appointed as the new chief executive officer of Summit Environmental Corporation.

Mr. Cox is currently the chief executive officer of ProtectConnect, an electrical wiring device company located in Irvine, California. In 2006, Mr. Cox was the founder and CEO of Cox-Leadership, a sales training and business development company located in San Diego, California. In 2005-2006, he was the founder and CEO of Self-Managed Benefits, an Internet-based employee benefit services company located in San Diego, California. Prior to 2005, Mr. Cox was the founder and CEO of ULR, an employee benefit consulting firm located in San Diego, California.

Mr. Cox does not serve as a director of any other reporting company, and he is not related to any other directors or executive officers of the company.

Mr. Cox owns 1,705,500 shares of common stock of the company. That number includes 700,000 shares of presently exercisable stock purchase warrants.

Item 8.01 Other Events

On November 21, 2006 Paula Parker, the spouse of Keith Parker, resigned as vice president and secretary of Summit Environmental Corporation, citing her husband’s poor health as the reason for her resignation.

On November 21, 2006 Anna-Maria Orlando was appointed secretary to fill the vacancy created by the resignation of Paula Parker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2006	Summit Environmental Corporation, Inc.

	By:	/s/ Don Jordan
Don Jordan, President